EXHIBIT 4-b

             CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
                                    OF THE
                   ________% CUMULATIVE PREFERRED STOCK


                            ($200.00 Stated Value)


                                      OF

                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                           _________________________

                        Pursuant to Section 151 of the

               General Corporation Law of the State of Delaware
                           _________________________


               The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board") of Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (hereinafter called the "Corporation"), by unanimous written consent in lieu of a meeting dated as of _______________, 199__, with certain of the designations, preferences and rights having been fixed by the Pricing Committee of the Board (the "Committee") [at a meeting] on _______________, 199__ pursuant to authority delegated to it by the Board pursuant to the provisions of Section 141(c)(1) of the General Corporation Law of the State of Delaware:

                   RESOLVED that, pursuant to authority expressly granted
            to and vested in the Committee by the Board and in the Board by provisions of the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock, without par value (the "Preferred Stock"), which shall consist of_______________ of the _______________ of Preferred Stock which the Corporation now has authority to issue, is authorized, and the Board and the Committee, pursuant to the authority expressly granted to the Committee by the Board pursuant to the provisions of
            Section 141(c)(1) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

                     1. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the ______________ Cumulative Preferred Stock, without par value, with a stated value of $______ per share (the "Cumulative Preferred Stock"). The stated value per share of the Cumulative Preferred Stock shall not for any purpose be considered to be a determination by the Board or the Committee with respect to the capital and surplus of the Corporation. The number of shares of the Cumulative Preferred Stock shall be __________ . The Cumulative Preferred Stock is issuable in whole shares only.


                     2. Dividends. Holders of shares of the Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board or the Committee out of assets of the Corporation legally available for payment cash dividends at the rate of __________% per annum. Dividends on the Cumulative Preferred Stock will be payable quarterly on _________, __________ ,__________ and __________ of each year (each a
            "dividend payment date"). Dividends on shares of the Cumulative Preferred Stock will be cumulative from the date of initial issuance of such shares of the Cumulative Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or the Committee. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. [Description of alternate method of determining entitlement to and amount of dividends, and any other terms of the Cumulative Preferred Stock.] No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 9(b) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Cumulative Preferred Stock, like dividends for all dividend payment periods of the Cumulative Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock ratably in proportion to the respective amounts of dividends
            (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Cumulative Preferred Stock next preceding such dividend payment date, on the other hand.

                     Except as set forth in the preceding sentence, unless
            full cumulative dividends on the Cumulative Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Cumulative Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Cumulative Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity Preferred Stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Cumulative Preferred Stock as to dividends.

                     3. Liquidation Preference. The shares of the Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $________ per share (the "Liquidation Preference" of a share of the Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of the Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of the Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

                     4. Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

                     5. Voting Rights. The holders of shares of the Cumulative Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                         (a) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock or on any Parity Preferred Stock with respect to payment of dividends, shall be in arrears for an aggregate number of days equal to six calendar quarters or more, whether or not consecutive, the holders of the outstanding shares of the Cumulative Preferred Stock shall have the right, with holders of shares of any one or more other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class), to elect two of the authorized number of members of the Board at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.
                  Upon any termination of the right of the holders of shares of the Cumulative Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of the Cumulative Preferred Stock shall terminate immediately.


                  Any director who shall have been so elected pursuant to this paragraph may be removed at any time, either with or without cause. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of the Cumulative Preferred Stock voting separately as a class (together with the holders of shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable). If the office of any director elected by the holders of shares of the Cumulative Preferred Stock voting as a class becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of the Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                         (b)  So long as any shares of the Cumulative
                  Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of the Cumulative Preferred Stock outstanding at the time and all other classes or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                              (i) the issuance or increase of the
                       authorized amount of any class or series of shares ranking prior (as that term is defined in paragraph 9(a) hereof) to the shares of the Cumulative Preferred Stock; or

                             (ii) the amendment, alteration or repeal,
                        whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this resolution or any provision hereof), that would materially and adversely affect any power, preference, or special right of the shares of the Cumulative Preferred Stock or of the holders thereof;

                 provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking on a parity with or junior to the shares of the Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights.

                         (c) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Cumulative Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                     6. Redemption. [Alternative 1] [The shares of the Cumulative Preferred Stock may not be redeemed at any time.] [Alternative 2] [The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to _________, _________, [except as stated below]. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at $_________.00 per share together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.]


               If full cumulative dividends on the Cumulative Preferred Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any share of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of the Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

               If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of the Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

              [Alternative 3] [Describe provisions of any mandatory redemption or sinking fund arrangements applicable to the Cumulative Preferred Stock.]

                     7. Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation not ranking prior as to dividends or upon liquidation, dissolution or winding up to the Cumulative Preferred Stock or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                     8. Amendment of Resolution. The Board and the Committee each reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                     9. Rank. For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                         (a) prior to shares of the Cumulative Preferred
                  Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Cumulative Preferred Stock;

                         (b) on a parity with shares of the Cumulative
                  Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Cumulative Preferred Stock, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of the Cumulative Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of the Cumulative Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

                         (c) junior to shares of the Cumulative Preferred
                  Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

               The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common
Stock and on a parity with (i) the Corporation's ESOP Convertible Preferred Stock, with a liquidation value of $35.88 per share, (ii) the Corporation's 9.36% Cumulative Preferred Stock, with a liquidation value of $25.00 per share, (iii) the Corporation's 8.88% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (iv) the Corporation's 8-3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (v) the Corporation's 7-3/8% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vi) if issued, the Corporation's 7.82% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (vii) if issued, the Corporation's 7.80% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (viii) if issued, the Corporation's 9.00% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (ix) if issued, the Corporation's 8.40% Cumulative Preferred Stock, with a liquidation value of $200.00 per share, (x) if issued, the Corporation's 8.20% Cumulative Preferred Stock, with a liquidation value of $200.00 per share (xi) the Corporation's 7-3/4% Cumulative Preferred Stock, with a liquidation value of $200.00 per share and (xii) the Corporation's Series A Fixed/Adjustable Rate Cumulative Preferred Stock, with a liquidation value of $200.00 per share [insert other outstanding series of preferred stock as applicable].

               IN WITNESS WHEREOF, Morgan Stanley, Dean Witter, Discover & Co. caused this Certificate to be made under the seal of the Corporation and signed by _______________________________, its ________________________,
and attested by_______________________________,
[Assistant Secretary] of the Corporation, this _______________________________ _______________ day of ______________, 199___.
 .

                                                MORGAN STANLEY
                                                DEAN WITTER, DISCOVER & CO.



                                                By:_________________________
                                                   Name:  __________________
                                                   Title: __________________


[SEAL]


Attest:


__________________________
[Assistant Secretary]